Exhibit (s)(2)

Calculation of Filing Fee Tables

Form N-2

(Form Type)

HPS Corporate Lending Fund

(Exact Name of Registration as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Being Registered(1)	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee(1)(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Fees to be Paid						—

Fees Previously Paid	Equity	Common shares of beneficial interest, $0.001 par value	457(o)	$4,000,000,000	—	$4,000,000,000	.00011020	$440,800

Carry Forward Securities	Equity	Common shares of beneficial interest, $0.001 par value	415(a)(6)			$70,000,000(4)			N-2	333-259453	January 27, 2022	$6,489

Total Offering Amount						$4,070,000,000(5)		$440,800

Total Fees Previously Paid								$440,800

Total Fee Offsets								—

Net Fee Due								—

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of determining the registration fee.
(2)	Being registered pursuant to this Registration Statement.
(3)	Calculated pursuant to Rule 457(o) and previously paid in connection with the filing of this Registration Statement on March 17, 2023.
(4)

Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $70,000,000 aggregate principal offering price of unsold securities (the “Unsold Securities”) that were previously registered for sale under a Registration Statement initially filed on September 10, 2021, and amended on January 26, 2022, on Form N-2 (File No. 333-259453) and declared effective on January 27, 2022 (the “Prior Registration Statement”). The Registrant previously paid filing fees in the aggregate of $6,489 relating to the Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Securities will continue to be applied to such Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(5)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $4,070,000,000.